Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT (this “Agreement”) is dated as of May 5, 2026 between BlackRock Financial Management, Inc., a Delaware corporation (“Advisor”), and iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, as sponsor (the “Sponsor”) of the iShares® Bitcoin Premium Income, a Delaware statutory trust (the “Trust”).

1.

The Trust. The Trust is a Delaware statutory trust that issues shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”). The Trust is operated by the Sponsor, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor with respect to the Trust. The Trust is not an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Sponsor is not registered with the Securities and Exchange commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

2.

Appointment. The Trust hereby appoints Advisor as the investment adviser for such portion of the assets of the Trust, that may be deposited, from time to time, in a separate account or accounts (collectively, the “Accounts”) to be managed by Advisor under this Agreement, with full power to supervise and direct the investment of the assets of the Accounts as set forth herein. Advisor hereby accepts such appointment and agrees to render advisory services on the terms and conditions set forth in this Agreement. Advisor shall be deemed to be an independent contractor of the Trust and, except to the extent authorized herein, shall have no authority to act for or represent the Trust as its agent.

3.

Delegation. The Trust acknowledges that Advisor may, subject to applicable law, delegate various advisory services with respect to the Accounts. In the event of any such delegation, such party to whom Advisor delegates various advisory services shall be bound to the terms of this Agreement to the same extent as Advisor. Advisor shall, at its expense, employ or associate with itself such persons as Advisor believes appropriate to assist it in performing its obligations under this Agreement.

4.

Investment Direction. Advisor will manage the Accounts in accordance with Advisor’s best judgment and consistent with the guidelines attached as Schedule A (the “Investment Guidelines”), as they may be modified from time to time by the written agreement of Advisor and the Sponsor on behalf of the Trust. The Advisor is authorized, in its sole discretion, to: (i) obtain and evaluate pertinent economic, financial, and other information affecting the Trust and its investment assets as such information relates to securities or other financial instruments that are purchased for or considered for purchase by the Trust; (ii) make investment decisions for the Trust; (iii) place purchase and sale orders for portfolio transactions on behalf of the Trust and manage otherwise uninvested cash assets of the Trust; (iv) employ professional portfolio managers and securities analysts who provide research and other services to the Trust; and (v) make decisions with respect to the use by the Trust of borrowing for leverage or other investment purposes as consistent with the Trust’s investment objective(s) and policies.

5.

Custodians and Clearing Agent. The Trust has appointed The Bank of New York Mellon, as the Cash Custodian and the Securities Custodian , Coinbase Custody Trust Company, LLC as the Bitcoin Custodian, Anchorage Digital Bank N.A. as the Additional Bitcoin Custodian, and Goldman Sachs & Co. LLC, as Clearing Agent, for the Accounts. Advisor shall not receive, and shall at no time be in possession of, the assets comprising the Accounts.

6.

Reporting. Advisor will submit to the Trust reports appraising the Accounts at current market value as agreed between Advisor and the Sponsor. Advisor shall advise the Trust, at such times as the Trust may specify, of such investments made and the reasons for making a particular investment. Advisor will be available at reasonable times by prior arrangement to discuss the management of the Accounts with the Trust or its designee. Any written reports supplied by Advisor to the Trust discussing the management of the Accounts are intended solely for the benefit of the Trust, and the Trust agrees that it will not disseminate such reports to any other party (other than the Trust’s professional advisors) without the prior consent of Advisor, except as may be required by applicable law. Advisor will provide to the Sponsor any information concerning the Advisor or its trading program that is necessary for the Sponsor to prepare any disclosure document for investors in the Trust.

7.

Other Accounts. The Trust understands and acknowledges that Advisor performs commodity trading advisory services for various persons other than the Trust. The Trust acknowledges that Advisor may give advice and take action concerning such persons that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Accounts. Except to the extent necessary to perform Advisor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Advisor, or any affiliate of Advisor or any employee of Advisor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

8.	Fees. The Sponsor shall pay Advisor a fee determined by Advisor and the Sponsor, from time to time, for its services as Advisor hereunder.

9.	Representations.
a.

The Trust represents and warrants that: (a) it has been duly organized and is validly existing under the law of the state of its organization, (b) it is duly authorized to execute, deliver and perform this Agreement and has taken all action necessary to authorize its execution, delivery and performance, including the obtaining of any necessary governmental consents, (c) the execution, delivery and performance of this Agreement, including the Investment Guidelines, does not and will not conflict with or violate any provision of law, rule, regulation, governing document of the Trust, contract, deed of trust, or other instrument to which the Trust is a party or to which any of the Trust’s property is subject, (d) this Agreement is a valid and binding obligation enforceable against the Trust in accordance with its terms (subject to applicable insolvency or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application), (e) the Account will be comprised of assets that are owned by the Trust as principal, and will not be subject to either (i) the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act, or (ii) any lien, security interest or other similar encumbrance (other than in favor of the custodians, the Clearing Agent or any relevant clearinghouse), and (f) it is not insolvent or the subject of a proceeding seeking a judgment of insolvency or bankruptcy. The Trust shall hold Advisor harmless from any liabilities, damages or expenses, including attorney’s fees, incurred by Advisor for any actions taken by Advisor acting in reasonable reliance upon such representations..

b.

The Advisor represents and warrants that: (a) it has been duly organized and is validly existing under the law of the state of its organization, (b) it is duly authorized to execute, deliver and perform this Agreement and has taken all action necessary to authorize its execution, delivery and performance, including the obtaining of any necessary governmental consents, (c) it (i) is registered with the SEC as an investment adviser under the Advisers Act, and (ii) is registered or licensed as an investment adviser under the laws of those jurisdictions in which its activities require it to be so registered or licensed, (d) it has provided the Trust with a copy of its Form ADV and will, promptly after making any amendment to its Form ADV, furnish a copy of such amendment to the Trust, and (e) it will carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) the Trust’s investment objective, policies, and restrictions, (iii) the provisions of the governing documents of the Trust, as such documents are amended from time to time; and (iv) any policies or directives as the Sponsor may from time to time establish or issue and communicate to the Adviser in writing. The Trust will promptly notify the Advisor in writing of changes to (ii), (iii), or (iv) above.

10.

Standard of Care. The Advisor will exercise its best judgment and will act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.

11.

Liability. Advisor will be liable for losses to the Accounts that are the direct result of Advisor’s bad faith, gross negligence, willful or reckless misconduct or breach of the express terms of this Agreement. Except as set forth in the foregoing sentence, neither Advisor nor its officers, employees or agents shall be liable hereunder for any act or omission or for any error of judgment in managing the Accounts. Advisor shall not be responsible for any special, indirect or consequential damages, or any loss incurred by reason of any act or omission of the Trust or any broker, dealer, futures commission merchant or custodian used hereunder or any authorized representative of the foregoing. Notwithstanding the foregoing, nothing herein shall in any way constitute a waiver or limitation of any rights that the Trust may have under the federal securities laws or other applicable law.

12.

Indemnification. Advisor and its shareholders, directors, officers, employees, affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) and subsidiaries (each, an “Advisor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability, cost, expense or judgment (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under this Agreement or any actions taken in accordance with the provisions of this Agreement and incurred without (1) negligence, bad faith or willful misconduct on the part of such Advisor Indemnified Party or (2) reckless disregard on the part of such Advisor Indemnified Party of its obligations and duties under this Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Advisor Indemnified

Party in defending itself against any claim or liability in its capacity as the Advisor. Any amounts payable to an Advisor Indemnified Party under this Section 12 may be payable in advance. Notwithstanding anything in this Agreement, nothing contained herein is intended or shall be construed as a waiver of any unwaivable duty under applicable law.

13.	Tax Filings. Advisor will not be responsible for making any tax credit or similar claim or any legal filing on the Trust’s behalf

14.

Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of Delaware; provided, however, that in the event that any law of Delaware shall require that the laws of another state or jurisdiction be applied in any proceeding, such Delaware law shall be superseded by this paragraph, and the remaining laws of Delaware shall nonetheless be applied in such proceeding. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

15.

Termination. This Agreement may be terminated at any time by either party upon 30 days’ prior written notice to the other party. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

16.

Assignment. Neither party shall assign this Agreement without the written consent of the other party. Advisor shall not take any action that would result in the “assignment” of this Agreement, as defined in Section 202(a)(1) of the Advisers Act and the rules and regulations promulgated thereunder, without the consent of the Trust.

17.

Consent to Use of Name. The Trust agrees that Advisor may disclose the Trust’s name to investment consultants or prospective accounts in connection with marketing presentations by Advisor and as part of a representative account list.

18.

Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties as set forth below. Either party may, by notice to the other, designate a different address or fax number. Any notice or other communication given hereunder shall be deemed to have been given upon receipt. Notices may be transmitted by hand, fax, courier, certified or registered mail return-receipt-requested, U.S. mail postage prepaid, or other reasonable form of delivery, unless a clause of this Agreement requires a specific form of delivery. Any fax notice received after 5:00 p.m., California time, on a business day shall be deemed to have been given on the succeeding business day.

To the Trust:

iShares® Bitcoin Premium Income ETF c/o iShares® Delaware Trust Sponsor LLC 400 Howard Street San Francisco, CA 94105 Attn: iShares Product Management Team

To Advisor:

BlackRock Financial Management, Inc.

50 Hudson Yards

New York, NY 10001

Advisor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Advisor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

19.

Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

20.

Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

21.

Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby

22.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

23.	Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

“TRUST”	“ADVISOR”

iShares® Bitcoin Premium Income’ ETF	BlackRock Financial Management, Inc.

By: iShares® Delaware Trust Sponsor LLC, as sponsor

By: /s/ Jay Jacobs	By: /s/ Bryan Bowers
Name: Jay Jacobs	Name: Bryan Bowers
Title: Director, President,	Title: Authorized Signatory
and Chief Executive Officer

SCHEDULE A

INVESTMENT GUIDELINES

A.	INVESTMENT OBJECTIVE

The investment objective of the Trust is to seek to reflect generally the performance of the price of bitcoin while providing premium income through an actively managed strategy of writing (selling) call options primarily on IBIT shares, and, from time to time, on ETP Indices. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities.

B.	INVESTMENT STRATEGY

The Trust issues Shares representing fractional undivided beneficial interests in its net assets. The assets of the Trust consist of bitcoin, as well as IBIT shares, and cash, including premiums associated with written options. The Shares are intended to constitute a simple means of making an investment similar to an investment in bitcoin, while providing monthly premium income by selling monthly call options. Although the Shares are not the equivalent of a direct investment in bitcoin or in a spot bitcoin ETP, they provide investors with an alternative method of achieving investment exposure to bitcoin through the securities market, while generating premium income.

C.	RESTRICTIONS

The Advisor does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of the IBIT collateral. To the extent that the Trust receives cash proceeds in connection with the creation of Shares, the Trust will allocate such cash to purchase bitcoin and IBIT shares, in proportions determined by the Advisor to seek investment results consistent with the Trust’s investment objective.

A-1